SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2004

Aksys, Ltd.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	028290	36-3890205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Marriott Drive, Lincolnshire, Illinois 60069
(Address of Principal Executive Offices, including Zip Code)

(847) 229-2020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 9.  Regulation FD Disclosure.

On May 17, 2004, we issued a press release announcing that we will receive our final settlement payment from Durus Life Sciences Master Fund Ltd. and Artal Long Biotech Portfolio LLC as a result of the registration statement covering the resale of shares of our common stock and warrants owned by the Durus Fund and Artal being declared effective by the Securities and Exchange Commission.  A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKSYS, LTD.

	By:	/s/ Lawrence D. Damron
Date: May 17, 2004		Name: Lawrence D. Damron
Its: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1	Press Release dated May 17, 2004.